Exhibit 24
Powers of Attorney
Each of the undersigned, in the capacity or capacities set forth below his or her signature as a member of the Board of Directors and/or an officer of Stem, Inc., a Delaware company, hereby appoints William Bush and Saul R. Laureles, or either of them, the attorney or attorneys of the undersigned, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to execute and file with the Securities and Exchange Commission the Annual Report on Form 10-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the fiscal year ending December 31, 2022, and any amendment or amendments to any such Annual Report on Form 10-K, and any agreements, consents or waivers related thereto, and to take any and all such other action for and in the name and place and stead of the undersigned as may be necessary or desirable in order to comply with the Exchange Act or the rules and regulations thereunder.

/s/ John Carrington	/s/ David Buzby
John Carrington	David Buzby
Chief Executive Officer and Director	Chairman of the Board

/s/ Adam E. Daley	/s/ Anil Tammineedi
Adam E. Daley	Anil Tammineedi
Director	Director

/s/ Michael C. Morgan	/s/ Laura D’Andrea Tyson
Michael C. Morgan	Laura D’Andrea Tyson
Director	Director

/s/ Lisa L. Troe	/s/ Jane Woodward
Lisa L. Troe	Jane Woodward
Director	Director

Date: February 7, 2023